SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 28, 2012

Date of Report (Date of earliest event reported)

EDGAR Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32194	06-1447017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11200 Rockville Pike, Suite 310, Rockville, MD		20852
(Address of principal executive offices)		(Zip Code)

(301) 287-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 28, 2012 (the “Effective Date”), EDGAR Online, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Amended Agreement”) with Silicon Valley Bank (“SVB”), as Lender, which serves to amend that certain Loan and Security Agreement dated May 3, 2011 (the “Original Agreement”) between the Company and SVB. Like the Original Agreement, the Amended Agreement is designed to provide the Company with working capital for general corporate purposes.

Under the Amended Agreement, the term loan made by SVB to the Company under the Original Agreement, having a current outstanding principal balance of $1,722,000, remains outstanding and repayable in accordance with the existing payment schedule. Final payment is due on September 1, 2014. Interest on the term loan remains at 1.75% above the Wall Street Journal prime rate.

Under the Amended Agreement, SVB has agreed to provide to the Company a working capital line of credit, subject to the maintenance of certain financial ratios and covenants by the Company, as well as the availability of eligible accounts receivable against which SVB may advance funds. The line of credit terminates on February 27, 2013. Interest on outstanding borrowings pursuant to the line of credit is 1.25% above the Wall Street Journal prime rate.

The Amended Agreement contains a provision which provides for the conversion of the term loan into an advance under the line of credit in the event that a targeted “quick ratio” falls below a certain level. The aggregate principal amount of loans outstanding under the term loan and the line of credit may not exceed $5,000,000. The Company’s obligations to SVB are secured by a first priority security interest in substantially all of the Company’s assets.

The foregoing summary of the terms of the Amended Agreement is qualified in its entirety by the actual terms of the Amended Agreement that is filed as Exhibit 99.1 to this Report.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above regarding the amendment and restatement of the Original Agreement is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On March 2, 2012, EDGAR Online, Inc. issued a press release announcing its financial results for the fourth quarter of 2011 and the year then ended. A copy of the press release is furnished as Exhibit 99.2 to this Report and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Amended and Restated Loan and Security Agreement dated February 28, 2012 by and between EDGAR Online, Inc. and Silicon Valley Bank

99.2	Press Release, dated March 2, 2012, announcing financial results for the fourth quarter of 2011 and the year then ended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2012	EDGAR ONLINE, INC.

/s/ David Price
David Price
Chief Operating Officer and Chief Financial Officer

EDGAR® is a federally registered trademark of the U. S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.